Exhibit 32.1

SECTION 906 CERTIFICATION OF PRINCIPAL EXECUTIVE AND PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER

In connection with the Quarterly Report of alpha-En Corporation (the “Company”) on Form 10-Q for the period ended September 30, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jerome I. Feldman, Chairman, Chief Financial Officer and Treasurer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	The Report fully complies with requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

December 24, 2015	/s/ Jerome I. Feldman
Jerome I. Feldman
Chairman, Chief Financial Officer and Treasurer (principal executive officer and principal financial and accounting officer)